Exhibit(g)(ii)

AMENDED SCHEDULE B

LIST OF FUNDS

Driehaus Emerging Markets Growth Fund

Driehaus International Small Cap Growth Fund

Driehaus Emerging Markets Small Cap Growth Fund

Driehaus Micro Cap Growth Fund

Driehaus Small Cap Growth Fund

Driehaus Global Fund

Driehaus Small/Mid Cap Growth Fund

Driehaus International Developed Equity Fund

Acceptance of Schedule as of March 27, 2026.

DRIEHAUS MUTUAL FUNDS

By:	/s/ Bob Kurinsky
Name: Bob Kurinsky
Title: Vice President & Treasurer

The undersigned, Janet McWilliams, does hereby certify that he/she is the duly elected, qualified and acting Chief Legal Officer of Driehaus Mutual Funds (the “Fund”) and further certifies that the person whose signature appears above is a duly elected, qualified and acting officer of the Fund with full power and authority to execute this Custody Agreement on behalf of the Fund and to take such other actions and execute such other documents as may be necessary to effectuate this Agreement.

/s/Janet McWilliams
Chief Legal Officer
Driehaus Mutual Funds

THE NORTHERN TRUST COMPANY

By:	/s/Chad Hecht
Name: Chad Hecht
Title: Vice President